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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 26, 2019 with respect to the consolidated financial statements and internal control over financial reporting of Applied Optoelectronics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
October 24, 2019

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM